CERTIFICATE OF AMENDMENT
                              OF
                 CERTIFICATE OF INCORPORATION
                              OF
                          VIACOM INC.

	Viacom Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 242 of the Delaware General Corporation
Law, does hereby certify that Section (1)(a) of Article IV of the Restated Certificate of Incorporation of the Corporation be, and the same hereby is, amended in full to read:

		(a)	The total number of shares of all classes of capital
stock which the Corporation shall have authority to issue is 10,775,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

	(i)	750,000,000 shares of Class A Common Stock,
		$0.01 par value ("Class A Common Stock").

	(ii)	10,000,000,000 shares of Class B Common Stock,
		$0.01 par value ("Class B Common Stock").

	(iii)	25,000,000 shares of Preferred Stock, $0.01 par
		value ("Preferred Stock").

	IN WITNESS WHEREOF, Viacom Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Michael D. Fricklas, Executive Vice President and General Counsel, and Patricia D. Caruso, Assistant Secretary, this 23rd day of May, 2001.

						VIACOM INC.



						By:/s/ Michael D. Fricklas
						   ------------------------
						     Michael D. Fricklas
						     Executive Vice President
						     and General Counsel
ATTEST:



/s/ Patricia D. Caruso
-----------------------
   Patricia D. Caruso
   Assistant Secretary